Exhibit 13(a)(4)(ii)

August 9, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Center Coast Brookfield MLP & Energy Infrastructure Fund

File no. 811-22843

Dear Sir or Madam:

We have read the exhibit referenced in paragraph (a)(4) of Item 13 on Form N-CSR in relation to the semi-annual report of Center Coast Brookfield MLP & Energy Infrastructure Fund for the semi-annual period ended May 31, 2018, dated August 9, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 1000 Louisiana, Suite 5800, Houston, TX 77002-5678
T: (713) 356 4000, F: (713) 356 4714, www.pwc.com/us